UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2024
GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
(619) 400-1170
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.
Securities Purchase Agreement
On June 26, 2024, GRI Bio, Inc. (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 60,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, (ii) 2,125,793 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,125,793 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) 2,185,793 Series C-1 warrants (the “Series C-1 Warrants”) to purchase up to 2,185,793 shares of Common Stock (the “Series C-1 Warrant Shares”), and (iv) 2,185,793 Series C-2 warrants (the “Series C-2 Warrants,” and together with the Series C-1 Warrants, the “Warrants”) to purchase up to 2,185,793 shares of Common Stock (the “Series C-2 Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series C-1 Warrant to purchase one share of Common Stock and one Series C-2 Warrant to purchase one share of Common Stock. The offering price for each Share and accompanying Warrants was $1.83, and the offering price for each Pre-Funded Warrant and accompanying Warrants was $1.8299. The Pre-Funded Warrants will have an exercise price of $0.0001 per share, are exercisable immediately and will expire when exercised in full. Each Warrant will have an exercise price of $1.83 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Warrants (“Warrant Stockholder Approval”). The Series C-1 Warrant will expire on the five-year anniversary of the Warrant Stockholder Approval. The Series C-2 Warrant will expire on the 18-month anniversary of the Warrant Stockholder Approval.
The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Warrants, is approximately $3.2 million. The Company intends to use the net proceeds from the Offering for working capital, product candidate development activities and general corporate purposes, including costs and expenses associated with being a public company. The Company anticipates that the Offering will close on or about June 28, 2024.
In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.
The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
A holder will not have the right to exercise any portion of the Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively.
Pursuant to an engagement agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) a non-accountable expense allowance of $25,000, (iv)

reimbursement of up to $100,000 for legal fees and expenses and other out of pocket expenses and (v) up to $15,950 for the clearing expenses.
Also pursuant to the Engagement Agreement, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 153,006 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have an exercise price of $2.2875 per share (which represents 125% of the combined public offering price per Share and accompanying Warrants), will expire on June 26, 2029 and are exercisable following the Warrant Stockholder Approval.
The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series C-1 Warrants, the Series C-1 Warrant Shares, Series C-2 Warrants, the Series C-2 Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on June 20, 2024, as amended (including the prospectus forming a part of such Registration Statement), under the Securities Act (File No. 333-280323), and declared effective by the SEC on June 26, 2024.
The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series C-1 Warrants, the Series C-2 Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Series C-1 Warrant, the form of Series C-2 Warrant and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01    Other Events.
Press Release
On June 27, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
Stockholders’ Equity
The disclosure included in Item 1.01 of this Current Report is incorporated under this Item by reference. Assuming and as of the date of the closing of the Offering, the Company believes it will have stockholders’ equity of at least $2.5 million as required by Nasdaq Listing Rule 5550(b)(1).
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant

4.2	Form of Series C-1 Warrant

4.3	Form of Series C-2 Warrant

4.4	Form of Placement Agent Warrant

10.1+	Form of Securities Purchase Agreement

99.1	Press Release, dated June 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+     Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRI Bio, Inc.

By:	/s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer
Dated: June 27, 2024